Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

•	Net Earnings Per Share (EPS) of $0.28; Adjusted Net EPS of $0.56

•	Net Sales from Continuing Operations Increased 16 Percent; Total Combined Net Sales of $2.388 Billion; Organic Sales from Continuing Operations Comparable to the Prior Year

•	Campbell Fresh Segment Reported as Discontinued Operations

•	Campbell Updates Fiscal 2019 Guidance to Reflect Improved EPS Outlook and Divestitures

•	Campbell to Host an Investor Day on June 13, 2019

CAMDEN, N.J., Jun. 5, 2019—Campbell Soup Company (NYSE:CPB) today reported its third-quarter results for fiscal 2019.

CEO Comments
Mark Clouse, Campbell’s President and CEO stated, “Our results this quarter were ahead of our expectations, making it the third consecutive quarter that we met or exceeded our outlook. I am also pleased to see profitability trends are improving, driven by sequential gross margin improvement.

“In the quarter, we continued to drive sales growth in Global Biscuits and Snacks, fueled by our U.S. Snacks portfolio. The business continues its growth trends on Pepperidge Farm, coupled with improvements in the Snyder’s-Lance portfolio. In the Meals and Beverages segment, although there is more to do, we are making steady improvements on gross margin and profit and this business is showing signs of stabilization.”

Background on the Presentation of Results
On April 12, 2019, the company announced that it had entered into an agreement to sell its Bolthouse Farms business. As a result of this, and along with the recently completed divestitures of the U.S. refrigerated soup and Garden Fresh Gourmet businesses in the third quarter of fiscal 2019, Campbell Fresh is now reported as discontinued operations. The following table is a summary of the third-quarter results for sales, earnings before interest and taxes (EBIT) and EPS for continuing operations, discontinued operations and on a total combined basis. Prior-year results have been adjusted to conform to the current-year presentation. A detailed reconciliation of the reported (GAAP) financial information to the non-GAAP information is included at the end of this news release.

	Three Months Ended
($ in millions, except per share)
	Apr. 28, 2019	Apr. 29, 2018	% Change
Continuing Operations
Net Sales as Reported (GAAP)	$2,178	$1,878	16%
Organic			—%

EBIT as Reported (GAAP)	$266	$158	68%
Adjusted EBIT	$316	$321	(2)%

Diluted EPS as Reported (GAAP)	$0.43	$0.24	79%
Adjusted Diluted EPS	$0.56	$0.59	(5)%

Discontinued Operations
Net Sales	$210	$247	(15)%

EBIT (Loss)	$(17)	$(633)	n/m
Adjusted EBIT (Loss)	$7	$(13)	n/m

Diluted Loss Per Share as Reported (GAAP)	$(0.16)	$(1.55)	n/m
Adjusted Diluted EPS	$-	$0.10	n/m

Total Combined Company
Combined Net Sales	$2,388	$2,125	12%

Combined EBIT (Loss)	$249	$(475)	n/m
Adjusted Combined EBIT	$323	$308	5%

Diluted Net EPS as Reported (GAAP)	$0.28	$(1.31)	n/m
Adjusted Diluted Net EPS	$0.56	$0.70	(20)%
n/m - not meaningful

Third-Quarter Results
Continuing Operations
Sales increased 16 percent to $2.2 billion reflecting a 17-point benefit from the acquisition of Snyder’s-Lance, which was completed on March 26, 2018, partly offset by a 1-point negative impact from currency translation. Organic sales were comparable to the prior year as gains in Global Biscuits and Snacks were offset by declines in Meals and Beverages. Sales in the quarter benefited by approximately 30 basis points from the change in the new revenue recognition standard adopted in fiscal 2019, which impacts the timing of expense related to promotional programs. The annual impact is not expected to be material.

Gross margin increased from 32.7 percent to 33.2 percent. Excluding items impacting comparability, adjusted gross margin decreased 2.1 percentage points to 33.4 percent, including a 170-basis-point dilutive mix impact from the acquisition of Snyder’s-Lance. The remaining decline in adjusted gross margin was driven primarily by cost inflation mostly offset by supply chain productivity improvements, lower promotional spending, the benefit from pricing actions and the benefits from cost savings initiatives.

Marketing and selling expenses increased 11 percent to $245 million reflecting a 14-point increase from the inclusion of the Snyder’s-Lance acquisition. Excluding items impacting comparability and the impact of the acquisition, adjusted marketing and selling expenses decreased driven primarily by lower marketing overhead and selling expenses, including the benefits from cost savings initiatives, partly offset by higher incentive compensation. Administrative expenses increased 8 percent to $165 million. Excluding items impacting comparability, adjusted administrative expenses increased 28 percent to $151 million primarily due to higher incentive compensation expense and the inclusion of the Snyder’s-Lance acquisition. The incentive compensation headwinds were due to lapping below-target levels in the prior-year quarter and improved performance in fiscal 2019.

Other expenses were $20 million as compared to $35 million in the prior year. Excluding items impacting comparability, other income decreased from $16 million in the prior year to $8 million reflecting amortization of intangible assets associated with acquisition of Snyder’s-Lance.

As reported EBIT was $266 million. Excluding items impacting comparability, adjusted EBIT decreased 2 percent to $316 million driven by declines in the base business reflecting higher adjusted administrative costs and gross margin pressure, offset mostly by incremental earnings from the acquisition of Snyder’s-Lance. The change in revenue recognition had a favorable 2-point impact in the quarter.

Net interest expense was $91 million compared to $42 million in the prior year. Excluding items impacting comparability in the prior year, adjusted net interest expense increased $31 million reflecting the debt associated with the acquisitions of Snyder’s-Lance and Pacific Foods, as well as higher short-term interest rates. The tax rate was 25.1 percent as compared to 37.1 percent in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 6.5 percentage points from 31.4 percent to 24.9 percent reflecting a lower U.S. federal tax rate.

The company reported EPS from continuing operations of $0.43 per share. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 5 percent to $0.56 per share reflecting higher adjusted net interest expense, partly offset by a lower adjusted tax rate. The change in revenue recognition had a favorable $0.01 per share impact in the quarter.

Discontinued Operations
Sales decreased 15 percent to $210 million driven primarily by declines in refrigerated soup reflecting the previously announced plans of certain major private label customers to insource production in 2019. Adjusted EBIT was $7 million compared to a loss of $13 million in the prior-year quarter reflecting improved operational efficiency, including the benefit from cost saving initiatives. The company reported a loss from discontinued operations of $0.16 per share. Excluding items impacting comparability, adjusted EPS from discontinued operations was breakeven, compared to $0.10 per share in the prior year.

Total Combined Results
Total combined sales from continuing and discontinued operations increased 12 percent to $2.4 billion reflecting a 15-point benefit from the acquisition of Snyder’s-Lance. Adjusted combined gross margin decreased 0.4 percentage points to 31.6 percent. Adjusted combined EBIT increased 5 percent to $323 million reflecting incremental earnings from the acquisition, partly offset by declines on the base business. Adjusted net EPS was $0.56 per share compared to $0.70 per share in the prior year.

Nine-Month Results
The following table is a summary of the nine-month results for sales, EBIT and EPS for continuing operations, discontinued operations and on a total combined basis.

	Nine Months Ended
($ in millions, except per share)
	Apr. 28, 2019	Apr. 29, 2018	% Change
Continuing Operations
Net Sales as Reported (GAAP)	$7,129	$5,743	24%
Organic			(1)%

EBIT as Reported (GAAP)	$1,010	$900	12%
Adjusted EBIT	$1,134	$1,151	(1)%

Diluted EPS as Reported (GAAP)	$1.82	$2.28	(20)%
Adjusted Diluted EPS	$2.14	$2.46	(13)%

Discontinued Operations
Net Sales	$666	$723	(8)%

EBIT (Loss)	$(392)	$(720)	n/m
Adjusted EBIT (Loss)	$—	$(24)	n/m

Diluted Loss Per Share as Reported (GAAP)	$(1.10)	$(1.73)	n/m
Adjusted Diluted Earnings (Loss) per Share	$(0.01)	$0.16	n/m

Total Combined Company
Combined Net Sales	$7,795	$6,466	21%

Combined EBIT	$618	$180	n/m
Adjusted Combined EBIT	$1,134	$1,127	1%

Diluted Net EPS as Reported (GAAP)	$0.73	$0.55	33%
Adjusted Diluted Net EPS	$2.13	$2.62	(19)%
n/m - not meaningful

Nine-Month Results
Continuing Operations
Sales increased 24 percent to $7.1 billion reflecting a 26-point benefit from the acquisitions of Snyder’s-Lance and Pacific Foods. Organic sales declined 1 percent.

As reported EBIT increased 12 percent to $1.0 billion. Excluding items impacting comparability, adjusted EBIT decreased 1 percent to $1.1 billion reflecting declines in the base business offset mostly by incremental earnings from the acquisitions.

The company reported EPS from continuing operations of $1.82 per share. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 13 percent to $2.14 per share reflecting higher adjusted net interest expense, partly offset by a lower adjusted tax rate. The change in revenue recognition had no impact on a year-to-date basis.

Discontinued Operations
Sales decreased 8 percent to $666 million. Adjusted EBIT was breakeven. The company reported a loss from discontinued operations of $1.10 per share. Excluding items impacting comparability, adjusted loss from discontinued operations was $0.01 per share, compared to earnings of $0.16 per share in the prior year.

Total Combined Results
Total combined sales from continuing and discontinued operations increased 21 percent to $7.8 billion reflecting a 23-point benefit from the acquisitions of Snyder’s-Lance and Pacific Foods. Adjusted combined EBIT increased 1 percent to $1.1 billion. Adjusted net EPS declined 19 percent to $2.13 per share.

Cash flow from operations increased to $1.1 billion from $1.0 billion a year ago due primarily to significant improvements from the company’s working capital management efforts, partly offset by lower cash earnings. In line with the company’s commitment to returning value to shareholders, during the first nine months of fiscal 2019, the company paid $318 million of cash dividends reflecting the quarterly dividend rate of $0.35 per share.

Campbell Updates Fiscal 2019 Guidance
Based on the company’s improved earnings outlook for fiscal 2019 and the impact of the Campbell Fresh divestitures, Campbell has updated its guidance as shown in the table below. This fiscal 2019 guidance includes an estimated 1 percentage-point negative impact from currency translation. As mentioned earlier in this release, Campbell Fresh is now reported as a discontinued operation and prior-year results have been adjusted to conform to the current-year presentation.

($ in millions, except per share)
	As Previously Disclosed		Updated Results and Guidance
	2018 Results*	Previous 2019 Guidance	2018 Results	Revised 2019 Guidance

Net Sales	$8,685	$9,975 to $10,100	$7,735	$9,075 to $9,125

Adjusted EBIT	$1,408**	$1,370 to $1,410	$1,433**	$1,390 to $1,410

Adjusted EPS from continuing operations	n/a	n/a	$2.90**	$2.50 to $2.55

Adjusted Net EPS	$2.87**	$2.45 to $2.53	$2.87**	$2.50 to $2.55

n/a - not applicable
* Amounts represent 2018 results as previously disclosed prior to the presentation change for discontinued operations.
** Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2019 guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Cost Savings Program
In the third quarter of fiscal 2019, Campbell achieved $55 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to $605 million. Year-to-date savings were $150 million through the first nine months of fiscal 2019, benefiting both continuing and discontinued operations. The previously announced cost savings target of $945 million included $95 million of savings related to Campbell Fresh, which is now reported as discontinued operations. For continuing operations, Campbell is targeting cumulative annualized savings of $850 million by the end of fiscal 2022, of which $535 million has been achieved program-to-date.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Apr. 28, 2019
($ in millions)
	Meals and Beverages	Global Biscuits and Snacks	Total
Net Sales, as Reported	$1,024	$1,154	$2,178

Volume and Mix	(3)%	1%	(1)%
Price and Sales Allowances	1%	(1)%	—%
Promotional Spending	1%	1%	1%
Organic Net Sales	—%*	1%	—%
Currency	—%	(2)%	(1)%
Acquisition	—%	38%	17%
% Change vs. Prior Year	(1)%*	37%	16%

Segment Operating Earnings	$207	$139
% Change vs. Prior Year	(5)%	15%
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Nine Months Ended Apr. 28, 2019
($ in millions)
	Meals and Beverages	Global Biscuits and Snacks	Total
Net Sales, as Reported	$3,513	$3,615	$7,129**

Volume and Mix	(1)%	1%	(1)%
Price and Sales Allowances	—%	1%	—%
Promotional Spending	(1)%	—%	(1)%
Organic Net Sales	(2)%	1%*	(1)%*
Currency	—%	(2)%	(1)%
Acquisitions	3%	63%	26%
% Change vs. Prior Year	—%*	61%*	24%

Segment Operating Earnings	$753	$478
% Change vs. Prior Year	(9)%	27%
* Numbers do not add due to rounding.
** Includes Corporate
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals and Beverages
Sales in the quarter decreased 1 percent to $1.024 billion. Organic sales were comparable to the prior year reflecting mixed results, as solid performance in Canada was offset by decreases in V8 beverages and Prego pasta sauces in the U.S. The adoption of new accounting guidance for revenue recognition resulted in a positive 1-point impact on sales. Sales of U.S. soup were comparable to the prior year as gains in broth were offset by moderating declines in condensed and ready-to-serve soups.

Segment operating earnings in the quarter decreased 5 percent to $207 million. The decrease was driven primarily by cost inflation and higher administrative expenses, partly offset by supply chain productivity programs, lower promotional spending and the benefit of recent pricing actions.

Global Biscuits and Snacks
Sales in the quarter increased 37 percent to $1.154 billion. Excluding the benefit from the acquisition of Snyder’s-Lance and the negative impact of currency translation, organic sales increased 1 percent. This performance reflects continued solid growth in Pepperidge Farm, driven by consumption gains in Pepperidge Farm fresh bakery products and Goldfish crackers, offset partly by declines in the international biscuits and snacks operating segment.

Segment operating earnings in the quarter increased 15 percent to $139 million, reflecting a 21-point benefit from the acquisition of Snyder’s-Lance. Excluding the impact of the acquisition, segment operating earnings decreased driven primarily by cost inflation and higher administrative expenses, partly offset by supply chain productivity programs.

Corporate
Corporate in the third quarter of fiscal 2019 included a pension settlement charge of $28 million associated with a U.S. pension plan, charges related to cost savings initiatives of $19 million, and costs of $2 million associated with the planned divestiture of the company’s international biscuits and snacks operating segment. Corporate in the third quarter of fiscal 2018 included transaction and integration costs of $72 million related to the acquisition of Snyder’s-Lance, charges related to cost savings initiatives of $45 million, and a charge of $22 million related to the settlement of a legal claim. The remaining increase in expenses primarily reflects losses on open commodity contracts and higher administrative expenses.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Time. To join, dial +1 (409) 350-3941. The access code is 2279106. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Jun. 19, 2019, at +1 (404) 537-3406. The access code for the replay is 2279106.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals and Beverages includes the retail and food service businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific broth, soups, non-dairy beverages and other simple meals; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum food and snacks; V8 juices and beverages; and, Campbell’s tomato juice. Beginning in fiscal 2019, the segment also includes the simple meals and shelf-stable beverages business in Latin America. Prior to fiscal 2019, the business in Latin America was managed as part of the Global Biscuits and Snacks segment. Beginning in the third quarter of fiscal 2019, the segment also includes a portion of the U.S. refrigerated soup business that was previously managed as part of the Campbell Fresh segment. Prior-period segment results have been adjusted retroactively to reflect these changes.

Global Biscuits and Snacks includes the U.S. snacks portfolio consisting of Pepperidge Farm cookies, crackers, bakery and frozen products in U.S. retail, and Snyder’s-Lance pretzels, sandwich crackers, potato chips, tortilla chips and other snacking products. The segment also includes Arnott’s biscuits in Australia and Asia Pacific, Kelsen cookies globally, and the simple meals and shelf-stable beverages business in Australia and Asia Pacific.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life's moments.” For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review; (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (12) changing inventory management practices by certain of the company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with activist investors; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the company’s defined benefit pension plans; (22) a material failure in or breach of the company’s information technology systems; (23) the company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

#

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 28, 2019	April 29, 2018
Net sales	$2,178	$1,878
Costs and expenses
Cost of products sold	1,455	1,263
Marketing and selling expenses	245	220
Administrative expenses	165	153
Research and development expenses	26	25
Other expenses / (income)	20	35
Restructuring charges	1	24
Total costs and expenses	1,912	1,720
Earnings before interest and taxes	266	158
Interest, net	91	42
Earnings before taxes	175	116
Taxes on earnings	44	43
Earnings from continuing operations	131	73
Loss from discontinued operations	(47)	(466)
Net earnings (loss)	84	(393)
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$84	$(393)
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.44	$.24
Loss from discontinued operations	(.16)	(1.55)
Net earnings (loss) attributable to Campbell Soup Company	$.28	$(1.31)
Dividends	$.35	$.35
Weighted average shares outstanding - basic	301	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.43	$.24
Loss from discontinued operations	(.16)	(1.55)
Net earnings (loss) attributable to Campbell Soup Company*	$.28	$(1.31)
Weighted average shares outstanding - assuming dilution	302	301
*The sum of the individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 28, 2019	April 29, 2018
Net sales	$7,129	$5,743
Costs and expenses
Cost of products sold	4,781	3,624
Marketing and selling expenses	738	645
Administrative expenses	492	444
Research and development expenses	74	79
Other expenses / (income)	13	(7)
Restructuring charges	21	58
Total costs and expenses	6,119	4,843
Earnings before interest and taxes	1,010	900
Interest, net	276	104
Earnings before taxes	734	796
Taxes on earnings	184	106
Earnings from continuing operations	550	690
Loss from discontinued operations	(331)	(523)
Net earnings	219	167
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$219	$167
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.83	$2.29
Loss from discontinued operations	(1.10)	(1.74)
Net earnings attributable to Campbell Soup Company	$.73	$.55
Dividends	$1.05	$1.05
Weighted average shares outstanding - basic	301	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.82	$2.28
Loss from discontinued operations	(1.10)	(1.73)
Net earnings attributable to Campbell Soup Company*	$.73	$.55
Weighted average shares outstanding - assuming dilution	302	302
*The sum of the individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 28, 2019	April 29, 2018	Percent Change
Sales
Contributions:
Meals and Beverages	$1,024	$1,033	(1)%
Global Biscuits and Snacks	1,154	843	37%
Corporate	—	2	n/m
Total sales	$2,178	$1,878	16%
Earnings
Contributions:
Meals and Beverages	$207	$218	(5)%
Global Biscuits and Snacks	139	121	15%
Total operating earnings	346	339	2%
Corporate	(79)	(157)
Restructuring charges	(1)	(24)
Earnings before interest and taxes	266	158	68%
Interest, net	91	42
Taxes on earnings	44	43
Earnings from continuing operations	131	73
Loss from discontinued operations	(47)	(466)
Net earnings (loss)	84	(393)	121%
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$84	$(393)	121%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.43	$.24
Loss from discontinued operations	(.16)	(1.55)
Net earnings (loss) attributable to Campbell Soup Company*	$.28	$(1.31)	121%
*The sum of the individual per share amounts may not add due to rounding.
n/m - not meaningful

Beginning in fiscal 2019, the business in Latin America is managed as part of the Meals and Beverages segment. In fiscal 2018, the business in Latin America was managed as part of the Global Biscuits and Snacks segment. On April 12, 2019, the company announced it had signed a definitive agreement for the sale of Bolthouse Farms. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is now reported in Meals and Beverages. Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 28, 2019	April 29, 2018	Percent Change
Sales
Contributions:
Meals and Beverages	$3,513	$3,501	—%
Global Biscuits and Snacks	3,615	2,239	61%
Corporate	1	3	n/m
Total sales	$7,129	$5,743	24%
Earnings
Contributions:
Meals and Beverages	$753	$832	(9)%
Global Biscuits and Snacks	478	375	27%
Total operating earnings	1,231	1,207	2%
Corporate	(200)	(249)
Restructuring charges	(21)	(58)
Earnings before interest and taxes	1,010	900	12%
Interest, net	276	104
Taxes on earnings	184	106
Earnings from continuing operations	550	690
Loss from discontinued operations	(331)	(523)
Net earnings	219	167	31%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$219	$167	31%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.82	$2.28
Loss from discontinued operations	(1.10)	(1.73)
Net earnings attributable to Campbell Soup Company*	$.73	$.55	33%
*The sum of the individual per share amounts may not add due to rounding.
n/m - not meaningful

Beginning in fiscal 2019, the business in Latin America is managed as part of the Meals and Beverages segment. In fiscal 2018, the business in Latin America was managed as part of the Global Biscuits and Snacks segment. On April 12, 2019, the company announced it had signed a definitive agreement for the sale of Bolthouse Farms. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is now reported in Meals and Beverages. Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	April 28, 2019	April 29, 2018
Current assets	$1,941	$2,076
Current assets of discontinued operations	220	253
Plant assets, net	2,769	2,765
Intangible assets, net	8,289	8,497
Other assets	203	178
Noncurrent assets of discontinued operations	346	797
Total assets	$13,768	$14,566
Current liabilities	$3,411	$3,276
Current liabilities of discontinued operations	100	127
Long-term debt	7,507	8,080
Other liabilities	1,509	1,668
Noncurrent liabilities of discontinued operations	4	4
Total equity	1,237	1,411
Total liabilities and equity	$13,768	$14,566
Total debt	$9,280	$9,843
Cash and cash equivalents	$202	$195

On April 12, 2019, the company announced it had signed a definitive agreement for the sale of Bolthouse Farms. The assets and liabilities of the business were reported as assets and liabilities of discontinued operations as of April 28, 2019 and April 29, 2018. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. The assets and liabilities of these businesses were reported as assets and liabilities of discontinued operations as of April 29, 2018.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	April 28, 2019	April 29, 2018
Cash flows from operating activities:
Net earnings	$219	$167
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	360	694
Restructuring charges	22	59
Stock-based compensation	45	48
Noncurrent income taxes	—	52
Amortization of inventory fair value adjustment from acquisition	—	37
Pension and postretirement benefit income	(16)	(48)
Depreciation and amortization	349	266
Deferred income taxes	50	(192)
Losses on sales of discontinued operations businesses	18	—
Other, net	21	10
Changes in working capital, net of acquisitions and divestitures
Accounts receivable	(63)	(18)
Inventories	156	50
Prepaid assets	(19)	(84)
Accounts payable and accrued liabilities	60	26
Other	(54)	(43)
Net cash provided by operating activities	1,148	1,024
Cash flows from investing activities:
Purchases of plant assets	(274)	(223)
Purchases of route businesses	(27)	(5)
Sales of route businesses	29	5
Businesses acquired, net of cash acquired	(18)	(6,773)
Sales of discontinued operations businesses, net of cash divested	54	—
Other, net	14	(12)
Net cash used in investing activities	(222)	(7,008)
Cash flows from financing activities:
Short-term borrowings	4,681	7,811
Short-term repayments	(4,995)	(7,577)
Long-term borrowings	—	6,200
Long-term repayments	(300)	(43)
Dividends paid	(318)	(321)
Treasury stock purchases	—	(86)
Payments related to tax withholding for stock-based compensation	(8)	(23)
Repurchase of noncontrolling interest	—	(47)
Payments of debt issuance costs	(1)	(49)
Net cash provided by (used in) financing activities	(941)	5,865
Effect of exchange rate changes on cash	(5)	(1)
Net change in cash and cash equivalents	(20)	(120)
Cash and cash equivalents — beginning of period	218	314
Cash balance of discontinued operations — beginning of period	8	5
Cash balance of discontinued operations — end of period	(4)	(4)
Cash and cash equivalents — end of period	$202	$195

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended April 28, 2019
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. In the third quarter of fiscal 2019, the results of the Campbell Fresh segment are reported as discontinued operations. As this is the first quarter presenting the segment as discontinued operations, we have provided certain combined financial measures of continuing operations and discontinued operations to facilitate comparison of the company’s historical operating results.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency and acquisitions. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales and combined net sales follows.

Three Months Ended
	April 28, 2019				April 29, 2018	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals and Beverages	$1,024	$5	$—	$1,029	$1,033	(1)%	—%
Global Biscuits and Snacks	1,154	18	(318)	854	843	37%	1%
Corporate	—	—	—	—	2	n/m	n/m
Total Net Sales	$2,178	$23	$(318)	$1,883	$1,878	16%	—%
Net Sales included in discontinued operations	$210				$247
Combined Net Sales	$2,388				$2,125	12%

Nine Months Ended
	April 28, 2019				April 29, 2018	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals and Beverages	$3,513	$17	$(100)	$3,430	$3,501	—%	(2)%
Global Biscuits and Snacks	3,615	50	(1,401)	2,264	2,239	61%	1%
Corporate	1	—	—	1	3	n/m	n/m
Total Net Sales	$7,129	$67	$(1,501)	$5,695	$5,743	24%	(1)%
Net Sales included in discontinued operations	$666				$723
Combined Net Sales	$7,795				$6,466	21%
n/m - not meaningful
Items Impacting Earnings
The company believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:

(1)
In fiscal 2015, the company implemented initiatives to reduce costs and to streamline its organizational structure. In fiscal 2017, the company expanded these cost savings initiatives by further optimizing its supply chain network, primarily in North America, continuing to evolve its operating model to drive efficiencies, and more fully integrating its recent acquisitions. In January 2018, as part of the expanded initiatives, the company authorized additional costs to improve the operational efficiency of its thermal supply chain network in North America by closing its manufacturing facility in Toronto, Ontario, and to optimize its information technology infrastructure by migrating certain applications to the latest cloud technology platform. In August 2018, the company announced that it will continue to streamline its organization, expand its zero-based budgeting efforts and optimize its manufacturing network. In fiscal 2019, the company began to include costs associated with the Snyder's-Lance cost transformation program and integration with these initiatives.

In the third quarter of fiscal 2019, the company recorded Restructuring charges of $1 million and implementation costs and other related costs of $12 million in Administrative expenses, $4 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $15 million after tax, or $.05 per share) in Earnings from continuing operations related to these initiatives. In the nine-month period of fiscal 2019, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $35 million in Administrative expenses, $25 million in Cost of products sold, $6 million in Marketing and selling expenses, and $2 million in Research and development expenses (aggregate impact of $67 million after tax, or $.22 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $1 million pre-tax and after-tax charge in Earnings from discontinued operations related to these initiatives. In the third quarter of fiscal 2018, the company recorded Restructuring charges of $14 million and implementation costs and other related costs of $29 million in Administrative expenses, $14 million in Cost of products sold, and $2 million in Marketing and selling expenses (aggregate impact of $45 million after tax, or $.15 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $1 million pre-tax charge in Earnings from discontinued operations related to these initiatives. In the nine-month period of fiscal 2018, the company recorded Restructuring charges of $48 million and implementation costs and other related costs of $67 million in Administrative expenses, $20 million in Cost of products sold, and $2 million in Marketing and selling expenses (aggregate impact of $102 million after tax, or $.34 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $2 million charge ($1 million after tax) in Earnings from discontinued operations related to these initiatives. For the year ended July 29, 2018, the company recorded Restructuring charges of $48 million and implementation costs and other related costs of $87 million in Administrative expenses, $45 million in Cost of products sold, and $3 million in Marketing and selling expenses (aggregate impact of $135 million after tax, or $.45 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $2 million charge ($1 million after tax) in Earnings from discontinued operations related to these initiatives.

(2)
In the second quarter of fiscal 2019, interim impairment assessments were performed on the intangible and tangible assets within Campbell Fresh, which includes Garden Fresh Gourmet, Bolthouse Farms carrot and carrot ingredients, and Bolthouse Farms refrigerated beverages and salad dressings, as the company continued to pursue the divestiture of these businesses. The company revised its future outlook for earnings and cash flows for each of these businesses as the divestiture process progressed.

The company recorded non-cash impairment charges of $104 million on the tangible assets and $73 million on the intangible assets of Bolthouse Farms carrot and carrot ingredients; $96 million on the intangible assets and $9 million on the tangible assets of Bolthouse Farms refrigerated beverages and salad dressings; and $62 million on the intangible assets and $2 million on the tangible assets of Garden Fresh Gourmet. The aggregate impact of the impairment charges was $346 million, of which $115 million was recorded in Cost of products sold and $231 million in Other expenses / (income), ($264 million after tax, or $.88 per share). In the first quarter of fiscal 2019, the company recorded a non-cash impairment charge of $14 million in Cost of products sold ($11 million after tax, or $.04 per share) on its U.S. refrigerated soup plant assets. For the nine-month period of fiscal 2019, the total non-cash impairment charges recorded were $360 million, of which $129 million was recorded in Cost of products sold and $231 million in Other expenses / (income), ($275 million after tax, or $.91 per share).
In the third quarter of fiscal 2018, the company performed interim impairment assessments within Campbell Fresh on the deli reporting unit, which includes Garden Fresh Gourmet and the U.S. refrigerated soup business, and the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. Within the deli unit, the company revised its long-term outlook due to the anticipated loss of refrigerated soup business with certain private label customers, as well as the performance of the business. In addition, the operating performance of the Bolthouse Farms refrigerated beverages and salad dressings reporting unit was below expectations. The company revised its long-term outlook for future earnings and cash flows for each of these reporting units. The company recorded a non-cash impairment charge of $11 million on the tangible assets and $94 million on the intangible assets ($80 million after tax, or $.27 per share) of the deli reporting unit, and a non-cash impairment charge of $514 million ($417 million after tax, or $1.39 per share) related to the intangible assets of the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. The aggregate impact of the impairment charges was $619 million, of which $11 million was recorded in Cost of products sold and $608 million in Other expenses / (income), ($497 million after tax, or $1.65 per share).
In the second quarter of fiscal 2018, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit as operating performance was below expectations. The company revised its outlook for future earnings and cash flows and recorded a non-cash impairment charge of $75 million in Other expenses / (income) ($74 million after tax, or $.25 per share).
In the nine-month period of fiscal 2018 and for the year ended July 29, 2018, the total non-cash impairment charges recorded were $694 million, of which $11 million was recorded in Cost of products sold and $683 million in Other expenses / (income), ($571 million after tax, or $1.89 per share).
These impairment charges were all recorded in Earnings from discontinued operations.
In the fourth quarter of fiscal 2018, the company performed an impairment assessment on the Plum trademark. In fiscal 2018, sales and operating performance were well below expectations due in part to competitive pressure and reduced margins. In the fourth quarter of fiscal 2018, as part of a strategic review initiated by a new leadership team and based on recent performance, the company lowered its long-term outlook for future sales. The company recorded a non-cash impairment charge of $54 million ($41 million after tax, or $.14 per share) in Earnings from continuing operations in Other expenses / (income).

(3)
In the first quarter of fiscal 2019, the company announced its intent to divest its international biscuits and snacks operating segment and Campbell Fresh operating segment. In the third quarter of fiscal 2019, the company incurred costs of $2 million recorded in Administrative expenses ($1 million after tax) in Earnings from continuing operations associated with the planned divestiture of the international biscuits and snacks operating segment. The company also recorded pre-tax expenses of $24 million associated with the sale process of the businesses in Campbell Fresh, including losses on the sale of its U.S. refrigerated soup business and Garden Fresh Gourmet. In addition, due to the pending sale of Bolthouse Farms, the company recorded tax expense of $29 million as deferred tax assets are not realizable. The aggregate impact was $47 million after tax, or $.16 per share, in Earnings from discontinued operations. In the nine-month period of fiscal 2019, the company incurred costs of $7 million recorded in Administrative expenses ($5 million after tax, or $.02 per share) in Earnings from continuing operations associated with the planned divestiture of the international biscuits and snacks operating segment. The company also recorded pre-tax expenses of $31 million associated with the sale process of the businesses in Campbell Fresh, including losses on the sale of its U.S. refrigerated soup business and Garden Fresh Gourmet. In addition, due to the pending sale of Bolthouse Farms, the company recorded tax expense of $29 million as deferred tax assets are not realizable. The aggregate impact was $52 million after tax, or $.17 per share, in Earnings from discontinued operations.

(4)
In the third quarter of fiscal 2019, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $28 million ($22 million after tax, or $.07 per share) in Earnings from continuing operations associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2019.

(5)
In fiscal 2018 and 2019, the company reflected the impact of taxes on the enactment of the Tax Cuts and Jobs Act that was signed into law in December 2017. In the nine-month period of fiscal 2019, the company recorded a tax charge of $2 million ($.01 per share) related to a transition tax on unremitted foreign earnings. In the nine-month period of fiscal 2018, the company recorded a tax benefit of $179 million due to the remeasurement of deferred tax assets and liabilities, and a tax charge of $59 million related to a transition tax on unremitted foreign earnings. The net impact was a tax benefit of $120 million ($.40 per share). For the year ended July 29, 2018, the company recorded a tax benefit of $179 million due to the remeasurement of deferred tax assets and liabilities, and a tax charge of $53 million related to the transition tax on unremitted foreign earnings. The net impact was a tax benefit of $126 million ($.42 per share). These charges and benefits were all recorded in Earnings from continuing operations.

(6)
In the nine-month period of fiscal 2018, the company incurred gains of $14 million in Other expenses / (income) ($10 million after tax, or $.03 per share) in Earnings from continuing operations associated with mark-to-market adjustments for defined benefit pension and postretirement plans. For the year ended July 29, 2018, the company incurred gains of $136 million in Other expenses / (income) ($103 million after tax, or $.34 per share) in Earnings from continuing operations associated with mark-to-market and curtailment adjustments for defined benefit pension and postretirement plans.

(7)
In the second quarter of fiscal 2018, the company announced its intent to acquire Snyder's-Lance, Inc. and on March 26, 2018, the acquisition closed. In the third quarter of fiscal 2018, the company incurred transaction costs of $29 million recorded in Other expenses / (income), $37 million in Cost of products sold associated with an acquisition date fair value adjustment for inventory, and recorded a gain in Interest expense of $18 million on treasury rate lock contracts used to hedge the planned financing of the acquisition. The company also incurred integration costs in association with its cost savings initiatives, of which $10 million was recorded in Restructuring charges and $6 million in Administrative expenses. The aggregate impact was $64 million, $46 million after tax, or $.15 per share. In the nine-month period of fiscal 2018, the company incurred transaction costs of $53 million in Other expenses / (income), $37 million in Cost of products sold and a gain in Interest expense of $18 million on the treasury rate lock contracts. The company also incurred integration costs in association with its cost savings initiatives, of which $10 million was recorded in Restructuring charges and $6 million in Administrative expenses. The aggregate impact was $88 million, $65 million after tax, or $.22 per share. For the year ended July 29, 2018, the company incurred transaction costs of $53 million recorded in Other expenses / (income), $42 million in Cost of products sold and a gain in Interest expense of $18 million on the treasury rate lock contracts. The company also incurred integration costs in association with its cost savings initiatives, of which $13 million was recorded in Restructuring charges and $12 million in Administrative expenses. The aggregate impact was $102 million, $73 million after tax, or $.24 per share. These costs were all recorded in Earnings from continuing operations.

(8)
In the third quarter of fiscal 2018, the company recorded a loss of $22 million in Other expenses / (income) ($15 million after tax, or $.05 per share) in Earnings from continuing operations from a settlement of a legal claim.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	April 28, 2019			April 29, 2018
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$723	$4	$727	$615	$51	$666	9%
Gross margin percentage	33.2%		33.4%	32.7%		35.5%
Marketing and selling expenses	245	(2)	243	220	(2)	218
Administrative expenses	165	(14)	151	153	(35)	118
Research and development expenses	26	(1)	25	25	—	25
Other expenses / (income)	20	(28)	(8)	35	(51)	(16)
Restructuring charges	1	(1)	—	24	(24)	—
Earnings before interest and taxes	$266	$50	$316	$158	$163	$321	(2)%
Interest, net	91	—	91	42	18	60
Earnings before taxes	$175	$50	$225	$116	$145	$261
Taxes	44	12	56	43	39	82
Effective income tax rate	25.1%		24.9%	37.1%		31.4%
Earnings from continuing operations	$131	$38	$169	$73	$106	$179	(6)%
Earnings (loss) from discontinued operations	(47)	47	—	(466)	497	31	n/m
Net earnings (loss) attributable to Campbell Soup Company	$84	$85	$169	$(393)	$603	$210	(20)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.43	$.13	$.56	$.24	$.35	$.59	(5)%
Diluted earnings (loss) per share - discontinued operations	(.16)	.16	—	(1.55)	1.65	.10	n/m
Diluted net earnings (loss) per share attributable to Campbell Soup Company*	$.28	$.28	$.56	$(1.31)	$2.00	$.70	(20)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Three Months Ended
	April 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Costs associated with planned divestitures (3)	Pension settlement (4)	Adjustments
Gross margin	$4	$—	$—	$4
Marketing and selling expenses	(2)	—	—	(2)
Administrative expenses	(12)	(2)	—	(14)
Research and development expenses	(1)	—	—	(1)
Other expenses / (income)	—	—	(28)	(28)
Restructuring charges	(1)	—	—	(1)
Earnings before interest and taxes	$20	$2	$28	$50
Interest, net	—	—	—	—
Earnings before taxes	$20	$2	$28	$50
Taxes	5	1	6	12
Earnings from continuing operations	$15	$1	$22	$38
Earnings from discontinued operations	—	47	—	47
Net earnings attributable to Campbell Soup Company	$15	$48	$22	$85
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.05	$—	$.07	$.13
Diluted earnings per share - discontinued operations	—	.16	—	.16
Diluted net earnings per share attributable to Campbell Soup Company*	$.05	$.16	$.07	$.28
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	April 29, 2018
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Transaction and integration costs (7)	Claim settlement (8)	Adjustments
Gross margin	$14	$—	$37	$—	$51
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(29)	—	(6)	—	(35)
Other expenses / (income)	—	—	(29)	(22)	(51)
Restructuring charges	(14)	—	(10)	—	(24)
Earnings before interest and taxes	$59	$—	$82	$22	$163
Interest, net	—	—	18	—	18
Earnings before taxes	$59	$—	$64	$22	$145
Taxes	14	—	18	7	39
Earnings from continuing operations	$45	$—	$46	$15	$106
Earnings from discontinued operations	—	497	—	—	497
Net earnings attributable to Campbell Soup Company	$45	$497	$46	$15	$603
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.15	$—	$.15	$.05	$.35
Diluted earnings per share - discontinued operations	—	1.65	—	—	1.65
Diluted net earnings per share attributable to Campbell Soup Company	$.15	$1.65	$.15	$.05	$2.00

	Nine Months Ended
	April 28, 2019			April 29, 2018
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,348	$25	$2,373	$2,119	$57	$2,176	9%
Gross margin percentage	32.9%		33.3%	36.9%		37.9%
Marketing and selling expenses	738	(6)	732	645	(2)	643
Administrative expenses	492	(42)	450	444	(73)	371
Research and development expenses	74	(2)	72	79	—	79
Other expenses / (income)	13	(28)	(15)	(7)	(61)	(68)
Restructuring charges	21	(21)	—	58	(58)	—
Earnings before interest and taxes	$1,010	$124	$1,134	$900	$251	$1,151	(1)%
Interest, net	276	—	276	104	18	122
Earnings before taxes	$734	$124	$858	$796	$233	$1,029
Taxes	184	28	212	106	181	287
Effective income tax rate	25.1%		24.7%	13.3%		27.9%
Earnings from continuing operations	$550	$96	$646	$690	$52	$742	(13)%
Earnings (loss) from discontinued operations	(331)	328	(3)	(523)	572	49	n/m
Net earnings attributable to Campbell Soup Company	$219	$424	$643	$167	$624	$791	(19)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$1.82	$.32	$2.14	$2.28	$.17	$2.46	(13)%
Diluted earnings (loss) per share - discontinued operations	(1.10)	1.09	(.01)	(1.73)	1.89	.16	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$.73	$1.40	$2.13	$.55	$2.07	$2.62	(19)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Nine Months Ended
	April 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Costs associated with planned divestitures (3)	Pension settlement (4)	Tax reform (5)	Adjustments
Gross margin	$25	$—	$—	$—	$—	$25
Marketing and selling expenses	(6)	—	—	—	—	(6)
Administrative expenses	(35)	—	(7)	—	—	(42)
Research and development expenses	(2)	—	—	—	—	(2)
Other expenses / (income)	—	—	—	(28)	—	(28)
Restructuring charges	(21)	—	—	—	—	(21)
Earnings before interest and taxes	$89	$—	$7	$28	$—	$124
Interest, net	—	—	—	—	—	—
Earnings before taxes	$89	$—	$7	$28	$—	$124
Taxes	22	—	2	6	(2)	28
Earnings from continuing operations	$67	$—	$5	$22	$2	$96
Earnings from discontinued operations	1	275	52	—	—	328
Net earnings attributable to Campbell Soup Company	$68	$275	$57	$22	$2	$424
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.22	$—	$.02	$.07	$.01	$.32
Diluted earnings per share - discontinued operations*	—	.91	.17	—	—	1.09
Diluted net earnings per share attributable to Campbell Soup Company*	$.23	$.91	$.19	$.07	$.01	$1.40
*The sum of individual per share amounts may not add due to rounding.

	Nine Months Ended
	April 29, 2018
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Tax reform (5)	Mark-to-market (6)	Transaction and integration costs (7)	Claim settlement (8)	Adjustments
Gross margin	$20	$—	$—	$—	$37	$—	$57
Marketing and selling expenses	(2)	—	—	—	—	—	(2)
Administrative expenses	(67)	—	—	—	(6)	—	(73)
Other expenses / (income)	—	—	—	14	(53)	(22)	(61)
Restructuring charges	(48)	—	—	—	(10)	—	(58)
Earnings before interest and taxes	$137	$—	$—	$(14)	$106	$22	$251
Interest, net	—	—	—	—	18	—	18
Earnings before taxes	$137	$—	$—	$(14)	$88	$22	$233
Taxes	35	—	120	(4)	23	7	181
Earnings from continuing operations	$102	$—	$(120)	$(10)	$65	$15	$52
Earnings from discontinued operations	1	571	—	—	—	—	572
Net earnings attributable to Campbell Soup Company	$103	$571	$(120)	$(10)	$65	$15	$624
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.34	$—	$(.40)	$(.03)	$.22	$.05	$.17
Diluted earnings per share - discontinued operations	—	1.89	—	—	—	—	1.89
Diluted net earnings per share attributable to Campbell Soup Company*	$.34	$1.89	$(.40)	$(.03)	$.22	$.05	$2.07
*The sum of individual per share amounts may not add due to rounding.

Year Ended
(millions, except per share amounts)	July 29, 2018
Gross margin	$2,743
Add: Restructuring charges, implementation costs and other related costs (1)	45
Add: Transaction and integration costs (7)	42
Adjusted Gross margin	$2,830
Adjusted Gross margin percentage	36.6%
Earnings before interest and taxes, as reported	$1,190
Add: Restructuring charges, implementation costs and other related costs (1)	183
Add: Impairment charges (2)	54
Deduct: Total pension and postretirement benefit mark-to-market and curtailment adjustments (6)	(136)
Add: Transaction and integration costs (7)	120
Add: Claim settlement (8)	22
Adjusted Earnings before interest and taxes	$1,433
Interest, net, as reported	$197
Add: Transaction and integration costs (7)	18
Adjusted Interest, net	$215
Adjusted Earnings before taxes	$1,218
Taxes on earnings, as reported	$153
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	48
Add: Tax benefit from impairment charges (2)	13
Add: Tax benefit from tax reform (5)	126
Deduct: Tax expense from total pension and postretirement benefit mark-to-market and curtailment adjustments (6)	(33)
Add: Tax benefit from transaction and integration costs (7)	29
Add: Tax benefit from claim settlement (8)	7
Adjusted Taxes on earnings	$343
Adjusted effective income tax rate	28.2%
Earnings from continuing operations, as reported	$840
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	135
Add: Net adjustment from impairment charges (2)	41
Deduct: Net adjustment from tax reform (5)	(126)
Deduct: Net adjustment from total pension and postretirement benefit mark-to-market and curtailment adjustments (6)	(103)
Add: Net adjustment from transaction and integration costs (7)	73
Add: Net adjustment from claim settlement (8)	15
Adjusted Earnings from continuing operations	$875
Loss from discontinued operations, as reported	$(579)
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	1
Add: Net adjustment from impairment charges (2)	571
Adjusted Loss from discontinued operations	$(7)
Adjusted Net earnings attributable to Campbell Soup Company	$868
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.78
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.45
Add: Net adjustment from impairment charges (2)	.14

Deduct: Net adjustment from tax reform (5)	(.42)
Deduct: Net adjustment from total pension and postretirement benefit mark-to-market and curtailment adjustments (6)	(.34)
Add: Net adjustment from transaction and integration costs (7)	.24
Add: Net adjustment from claim settlement (8)	.05
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.90
Diluted loss per share - discontinued operations, as reported	$(1.92)
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	—
Add: Net adjustment from impairment charges (2)	1.89
Adjusted Diluted loss per share - discontinued operations*	$(.02)
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$.86
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.45
Add: Net adjustment from impairment charges (2)	2.03
Deduct: Net adjustment from tax reform (5)	(.42)
Deduct: Net adjustment from total pension and postretirement benefit mark-to-market and curtailment adjustments (6)	(.34)
Add: Net adjustment from transaction and integration costs (7)	.24
Add: Net adjustment from claim settlement (8)	.05
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.87
*The sum of individual per share amounts may not add due to rounding.

Adjusted Gross Margin on a Combined Basis (Continuing Operations and Discontinued Operations)

	Three Months Ended
(millions)	April 28, 2019	April 29, 2018
Adjusted Gross margin - continuing operations	$727	$666
Gross margin - discontinued operations	$28	$3
Add: Impairment charges (2)	—	11
Adjusted Gross margin - discontinued operations	$28	$14
Adjusted Combined Gross margin	$755	$680
Adjusted Combined Gross margin percentage	31.6%	32.0%

Adjusted Earnings Before Interest and Taxes on a Combined Basis (Continuing Operations and Discontinued Operations)

	Three Months Ended
	April 28, 2019			April 29, 2018
(millions)	As reported	Costs associated with planned divestitures (3)	Adjusted	As reported	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Adjusted	Adjusted Percent Change
Earnings (loss) from discontinued operations	$(47)	$47	$—	$(466)	$—	$497	$31
Add (Deduct): Taxes on earnings (loss) from discontinued operations	30	(23)	7	(167)	1	122	(44)
Add: Interest, net	—	—	—	—	—	—	—
Earnings (loss) before interest and taxes - discontinued operations	$(17)	$24	$7	$(633)	$1	$619	$(13)
Earnings before interest and taxes - continuing operations	266		316	158			321
Combined Earnings before interest and taxes	$249		$323	$(475)			$308	5%

	Nine Months Ended
	April 28, 2019
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Costs associated with planned divestitures (3)	Adjusted
Earnings (loss) from discontinued operations	$(331)	$1	$275	$52	$(3)
Add (Deduct): Taxes on earnings (loss) from discontinued operations	(61)	—	85	(21)	3
Add: Interest, net	—	—	—	—	—
Earnings (loss) before interest and taxes - discontinued operations	$(392)	$1	$360	$31	$—
Earnings before interest and taxes - continuing operations	1,010				1,134
Combined Earnings before interest and taxes	$618				$1,134

	Nine Months Ended
	April 29, 2018
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Adjusted
Earnings (loss) from discontinued operations	$(523)	$1	$571	$49
Add (Deduct): Taxes on earnings (loss) from discontinued operations	(197)	1	123	(73)
Add: Interest, net	—	—	—	—
Earnings (loss) before interest and taxes - discontinued operations	$(720)	$2	$694	$(24)
Earnings before interest and taxes - continuing operations	900			1,151
Combined Earnings before interest and taxes	$180			$1,127

Adjusted Combined EBIT percentage change Nine Months Ended 2019/2018				1%

	Year Ended
	July 29, 2018
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Adjusted
Earnings (loss) from discontinued operations	$(579)	$1	$571	$(7)
Add (Deduct): Taxes on earnings (loss) from discontinued operations	(142)	1	123	(18)
Add: Interest, net	—	—	—	—
Earnings (loss) before interest and taxes - discontinued operations	$(721)	$2	$694	$(25)
Earnings before interest and taxes - continuing operations	1,190			1,433
Combined Earnings before interest and taxes	$469			$1,408